CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Confidential

EXHIBIT 10.29

FIFTH AMENDMENT TO
COLLABORATION AND LICENSE AGREEMENT

This Fifth Amendment to Collaboration and License Agreement (“Amendment”) is made and entered into effective as of November 18, 2022 (the “Amendment Date”), by and between Equillium, Inc., a corporation organized under the laws of the State of Delaware, USA, with its principal office at 2223 Avenida de la Playa, Suite 108, La Jolla, California 92037, USA (“Equillium”), and Biocon Limited, a company incorporated and existing under the laws of India and having its registered office at 20th KM, Hosur Road, Electronics City P.O. Bangalore 560 100, India (“Biocon”).

Recitals

Whereas, Equillium and Biocon (as successor-in-interest to Biocon’s Affiliate, Biocon SA) are parties to that certain Collaboration and License Agreement dated May 22, 2017 (the “Original Agreement”), as amended by that certain First Amendment to Collaboration and License Agreement dated September 28, 2018, that certain Second Amendment to Collaboration and License Agreement dated April 22, 2019, that certain Third Amendment to Collaboration and License Agreement dated December 10, 2019, and that certain Fourth Amendment to Collaboration and License Agreement dated April 14, 2021 (collectively with the Original Agreement, the “Agreement”);

Whereas, Equillium and Biocon would like to extend the term for entering into the Commercial Supply Agreement;

Whereas, the parties now wish to amend the Agreement as expressly set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Equillium and Biocon hereby agree as follows:

The first paragraph of Section 4.3 of the Original Agreement is hereby amended and restated to read in its entirety as follows:

“4.3 Commercial Supply for the Equillium Territory. Subject to the terms and conditions of this Agreement, during the Term, Biocon agrees to Manufacture and supply to Equillium such quantities of Product for commercial use and distribution in the Equillium Territory as may be set forth on purchase orders placed by Equillium in accordance with the provisions of the Commercial Supply Agreement, and Equillium agrees that Biocon shall be Equillium’s exclusive supplier for the Product for the Equillium Territory on the terms set forth in the Commercial Supply Agreement. No later than [***] prior to the first anticipated NDA submission, the parties shall negotiate in good faith and enter into a separate written manufacturing and supply agreement containing commercially reasonable terms (the “Commercial Supply Agreement”) pursuant to which the purchase price for the commercial supply of Product shall be equal to [***]% of Biocon’s Fully-Burdened Manufacturing Cost, as well as a commercially reasonable and customary quality assurance agreement (the “Commercial Quality Agreement”), pursuant to which Biocon shall manufacture and supply to Equillium, or have manufactured and supplied to Equillium, and Equillium shall accept such manufacture and supply from Biocon as Equillium’s exclusive supplier, Product for commercialization in the Field in the Equillium Territory. Without limiting the generality of the foregoing, the Commercial Supply Agreement shall provide as follows:”

In Witness Whereof, the parties have duly executed this Fifth Amendment to Collaboration and License Agreement as of the Amendment Date.

Equillium, Inc.	Biocon Limited
By: /s/ Bruce Steel Name: Bruce D. Steel Title: Chief Executive Officer	1. By: /s/ Siddharth Mittal Name: Siddharth Mittal Title: CEO and MD
2. By:/s/ Indranil Sen Name: Indranil Sen Title: CFO

2.